                                  Exhibit 2.1


                     PLAN OF REORGANIZATION AND AGREEMENT
                 BY AND AMONG FOCAL COMMUNICATIONS CORPORATION
                             AND ITS SUBSIDIARIES


     This Plan of Reorganization and Agreement is made this 12th day of June, 1997, by and among Focal Communications Corporation ("Focal Holding"), Focal Communications Corporation of Illinois (now known as Focal Communications Corporation, "Focal Existing") and provides for Focal Holding to become the holding company of all existing and proposed operating subsidiaries of Focal Existing. The reorganization shall be accomplished through an exchange of shares of Focal Existing for shares of Focal Holding. The reorganization shall comprise and be consummated with Focal Holding becoming a limited operating holding company with operating regional subsidiaries.

     WHEREAS, Focal Existing owns 100% of the outstanding shares of the following subsidiaries: Focal Communications Corporation of New York, Focal Telecommunications Corporation, Focal Communications Corporation of New Jersey, Focal Communications Corporation of Massachusetts and Focal Communications Corporation of California (hereinafter referred to as the "Subsidiaries").

     WHEREAS, it is the intent of Focal Existing that each subsidiary of Focal Holding shall operate and provide telecommunications services in a specific geographic region as authorized by Federal and State regulators.

     WHEREAS, Focal Existing is an operating telecommunications company doing business in the State of Illinois.

     WHEREAS, it is the desire of Focal Existing to reorganize so that the operating company in the State of Illinois and all other operating subsidiaries become same-tier subsidiaries of a holding company. The Holding Company and its subsidiaries are sometimes referred to as "Focal Enterprises".

     WHEREAS, to accomplish such corporate reorganization, a new holding company to be known as Focal Communications Corporation must be formed to accomplish such parent-subsidiaries structure.

     WHEREAS, the company believes that the desired corporate reorganization and structure shall provide greater regulatory, corporate and financial flexibility to Focal Enterprises and to each Focal subsidiary, including Focal Existing which shall operate as a separate and distinct subsidiary providing telecommunications services in the State of Illinois.

     WHEREAS, such structure shall be accomplished through the implementation of this Plan of Reorganization as provided below:


                                   ARTICLE I
                                  TRANSACTION
                                  -----------

     1.1 Focal Existing shall amend its Certificate of Incorporation and change its name, pursuant to an action by written consent of shareholders and directors to "Focal Communications Corporation of Illinois". Upon Focal Existing consummating its name change, Focal Existing shall cause the formation of Focal Holding for the purpose of becoming the Holding Company all of Focal Enterprises. Focal Holding shall be formed as "Focal Communications Corporation". Terms of the Certificate of Incorporation and Bylaws of Focal Holding, including terms of the shares of stock of Focal Holding, shall be identical to Focal Existing.

     1.2. Focal Existing shareholders shall upon the closing date as defined herein voluntarily exchange their shares of Focal Existing for the exact number and terms of shares of Focal Holding. In exchange for such transfer, Focal Holding shall issue to each shareholder of Focal Existing the exact number and terms of shares of Focal Existing received by Focal Holding, thereby resulting in each previous shareholder of Focal Existing becoming a shareholder of Focal Holding with identical share rights and privileges previously had in Focal Existing. Focal Existing shall upon closing and consummation of the share exchange become a wholly owned subsidiary of Focal Holding and all subsidiaries of Focal Existing becoming second-tier subsidiaries of Focal Holding.

     1.3. Focal Existing shall upon the closing of the share exchange distribute to Focal Holding its shares then held in Focal Existing's subsidiaries, specifically, all shares of Common Stock then outstanding of Focal Communications Corporation of New York, Focal Communications Corporation of New Jersey, Focal Communications Corporation of Massachusetts, Focal Communications Corporation of California, and Focal Telecommunications Corporation.

     1.4. Focal Existing shall upon the closing date as defined herein assign to Focal Holding its rights, title and interest in the closing documents entered into by Focal Existing on November 27, 1996 or such documents subsequently entered into which provide for capitalization of Focal Existing. Specifically, Focal Existing shall assign its rights, title and interest to the following identified agreements:

     a. Stock Purchase Agreement by and among Focal Communications Corporation and Madison Dearborn Capital Partners, L.P., Frontenac VI, L.P., Battery Ventures III, L.P., Brian F. Addy, John R. Barnicle, Joseph A. Beatty and Robert
C. Taylor, Jr.;

     b. Executive Investor Stock Pledge Agreement entered into by and between Brian F. Addy, and Focal Communications Corporation; Executive Investors Stock Agreement entered into by and between John R. Barnicle and Focal Communications Corporation; Executive Investors Stock Agreement entered into by and between Robert C. Taylor, Jr. and Focal

Communications Corporation, and Executive Investors Stock Agreement entered into by and between Joseph A. Beatty and Focal Communications Corporation;

     c. Stockholder's Agreement entered into by and among Focal Communications Corporation and Madison Dearborn Capital Partners, L.P., Frontenac VI, L.P., Battery Ventures III, L.P., Brian F. Addy, John R. Barnicle, Joseph A. Beatty and Robert C. Taylor, Jr.;

     d. Executive Stock Agreement and Employment Agreement entered into by Focal Communications Corporation and each of Brian F. Addy, John R. Barnicle, Joseph A. Beatty and Robert C. Taylor, Jr.;

     e. Registration Agreement entered into by and among Focal Communications Corporation and Madison Dearborn Capital Partners, L.P., Frontenac VI, L.P., Battery Ventures III, L.P., Brian F. Addy, John R. Barnicle, Joseph A. Beatty and Robert C. Taylor, Jr.;

     f. Vesting Agreement entered into by and among Focal Communications Corporation and Madison Dearborn Capital Partners, L.P., Brian F. Addy, John R. Barnicle, Joseph A. Beatty and Robert C. Taylor, Jr.;

     g. Vesting Agreement entered into by and among Focal Communications Corporation and Frontenac VI, L.P., Brian F. Addy, John R. Barnicle, Joseph A. Beatty and Robert C. Taylor, Jr.;

     h. Vesting Agreement entered into by and among Focal Communications Corporation and Battery Ventures III, L.P., Brian F. Addy, John R. Barnicle, Joseph A. Beatty and Robert C. Taylor, Jr.;

     i. Purchase and Joinder Agreement entered into by and between Focal Communications Corporation and Northwestern University;

     j. Purchase and Joinder Agreement entered into by and between Focal Communications Corporation and Michael Price.

     k. Purchase and Joinder Agreement entered into by and between Focal Communications Corporation and David Lee.

     l. Purchase and Joinder Agreement entered into by and between Focal Communications Corporation and the King Children Trust Partnership.

     m. Purchase, Joinder and Consent Agreement entered into by and between Focal Communications Corporation and Paul G. Yovovich.

     n. Purchase, Joinder and Consent Agreement entered into by and between Focal Communications Corporation and the King Children Trust Partnership.

                                  ARTICLE II
                                    CLOSING
                                    -------


     2.1 The closing hereunder shall take place at the office at Focal Existing at a time and date designated by the President of Focal Existing as soon as is practicable after all conditions to closing have been satisfied or waived in writing; however, such closing shall take place within thirty (30) days of satisfaction of all conditions precedent to closing.


                                  ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF PARTY
                    ---------------------------------------

     The following representations and warranties are made to Focal Existing, Focal Holding and each of the shareholders of Focal Existing who shall become shareholders of Focal Holding:

     3.1. Organization and Qualification. Each of the Participants in the Plan of Reorganization is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and each has the requisite corporate power and authority to carry on its business as it is now being conducted. Each of the Participants in the Plan of Reorganization is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the character of the property owned or leased by it, or the nature of its activities, is such that qualification as a foreign corporation in that jurisdiction is required by law.

     3.2. Each of the Participants in the Plan of Reorganization has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized and approved by the Board of Directors of Focal Existing and upon approval of the Amendment of the Certificate of Incorporation for the purpose of changing the name of Focal Existing to Focal Communications Corporation of Illinois, no other corporate proceedings on the part of Focal Existing are necessary to approve and adopt this Agreement or to approve the consummation of the transactions contemplated hereby, including delivery of consideration. This Agreement has been duly and validly executed on behalf of each of the participating corporations.

     3.3. The execution, delivery and performance of this Agreement, and the performance by each participating corporation of its obligations hereunder will not have a material adverse affect on the business, conditions, operations or prospects of the participating corporations, conflict with or result in a material breach of or default under any material indenture or loan or credit agreement or any other material agreement or instrument to which each of the participating corporations or any of its subsidiaries is a party, require the authorization, consent, approval or license of any third party other than is as contemplated under this Agreement or constitute grounds for loss or suspension of any permits, licenses or other authorizations material to the business condition, operations or prospects of each of the participating corporations.

     3.4 Each of the subsidiaries is wholly owned by Focal Existing, has no other outstanding warrants, options or rights to issue additional shares and upon conveyance of all subsidiary shares owned by Focal Existing to Focal Holding shall become a wholly owned subsidiary of Focal Holding, has conducted no business, has no value other than its original stated capital which is the minimum required under Delaware law and is of negligible value.

     3.5. The Plan of Reorganization as contemplated herein is intended to be and shall qualify as a tax free reorganization; there shall be no recognition of gain or loss to the shareholders and to participating corporations as a result of consummation of this Plan of Reorganization.

     3.6. Each of the participating corporations is in substantial compliance with all, and have received no notice of any violation of any, rules or regulations applicable to its operations.

                                  ARTICLE IV
                        CONDITIONS PRECEDENT TO CLOSING
                        -------------------------------

     The obligations of the parties hereto to affect the transaction shall be subject to the fulfillment at or prior to the closing of all of the following conditions, unless the relying party on which such action required to be taken shall waive such fulfillment:

     4.1. Each and all shareholders of Focal Existing shall approve of the transaction through a Unanimous Action by Written Consent, which shall include consent to the exchange of Focal Existing shares for Focal Holding shares, consent to assignment by Focal Existing of its rights, title and interest in the closing documents to Focal Holding, and approve the Amendment of the Certificate of Incorporation of Focal Existing to change its name to Focal Communications Corporation of Illinois.

     4.2. The Certificate of Incorporation of Focal Existing shall have been amended to change its name to Focal Communications Corporation of Illinois and the Certificate of Incorporation of Focal Holding shall designate as its name Focal Communications Corporation.

     4.3. The representations and warranties made herein are true as of the date of closing.


                                   ARTICLE V
                        SECURITIES AND SECURITY HOLDERS
                        -------------------------------


     5.1. The shareholders of Focal Existing shall have approved of the transaction contemplated herein, including the exchange of shares and the consent to assignment of Focal Existing rights, title and interest in the closing documents to Focal Holding.

     5.2. The shares issued by Focal Holding to shareholders of Focal Existing shall be exempt from registration with the Securities and Exchange Commission pursuant to Section 4.2 of the Securities Act of 1933, and are exempt from applicable State Securities registration.

     5.3. The Securities shall be issued with legends identical to such legends currently placed upon Certificates of Focal Existing, and shall include the following additional legend:

THE SECURITIES AS REPRESENTED HEREBY HAVE BEEN ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS THE TRANSFEROR FIRST SATISFIES THE ISSUER THAT THE PROPOSED TRANSFER, IN THE MANNER PROPOSED, DOES NOT VIOLATE THE REGISTRATION REQUIREMENTS OF SAID ACT.

     5.4 Upon closing, Focal Existing shall correspond with each of its shareholders and request such shareholder to exchange its or their shares of Focal Existing for Focal Holding by Executing a share transmittal form which shall provide that each shareholder forwards shares of Focal Existing to Focal Existing, and upon receipt thereof, shall be automatically entitled to the same number of shares with identical terms in Focal Holding.


                                  ARTICLE VI
                       TERMINATION, AMENDMENT AND WAIVER
                       ---------------------------------


     6.1. This Agreement and transaction may be terminated at any time prior to the closing, whether before or after any approval by shareholders, by resolution of the Board of Directors of Focal Existing.

     6.2. This Agreement may be amended in writing executed by and on behalf of the each of the parties hereto.


                                  ARTICLE VII
                              GENERAL PROVISIONS
                              ------------------


     7.1. All representations and warranties contained herein and made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation made by any party.

     7.2. Governing Law. The corporate law of the State of Delaware shall govern all issues and questions concerning the relative rights and obligations of the participating corporations and their stockholders. All other issues and questions concerning the instruction, validity, enforcement, interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with the laws of the State of Illinois, without giving effect to any choice of law or conflict of law rules or provisions that would cause the application of the laws of any jurisdiction other than the State of Illinois.

  IN WITNESS WHEREOF, the undersigned have caused this Agreement to be signed on the date first written above by their respective officers, thereunto duly authorized.



       FOCAL COMMUNICATIONS CORPORATION (FOCAL EXISTING)

       By:  /s/ Robert C. Taylor, Jr.
          -----------------------------------------------
            Robert C. Taylor, Jr., President

       By:  /s/ Joseph A. Beatty
          -----------------------------------------------
            Joseph A. Beatty, Secretary/Treasurer

       FOCAL COMMUNICATIONS CORPORATION (IN FORMATION, FOCAL HOLDING)

       By:  /s/ Robert C. Taylor, Jr.
          -----------------------------------------------
            Robert C. Taylor, Jr., President

       By:  /s/ Joseph A. Beatty
          -----------------------------------------------
            Joseph A. Beatty, Secretary/Treasurer